Exhibit 99.1

LHC Group to Present at SunTrust 36th Annual Institutional Conference


    LAFAYETTE, La.--(BUSINESS WIRE)--April 4, 2007--LHC Group, Inc. (NASDAQ: LHCG), a provider of post-acute healthcare services primarily in rural markets in the southern United States, announced today that Keith G. Myers, president and chief executive officer of LHC Group, and Barry Stewart, executive vice president and chief financial officer, will present at the SunTrust 36th Annual Institutional Conference in Atlanta, Georgia, on Wednesday, April 11, 2007.

    The presentation will begin at 1:05 p.m. Eastern time. To access a live webcast of LHC Group's presentation, listeners should go to the investor relations section of the Company's website, www.lhcgroup.com, approximately 15 minutes prior to the event to register and download any necessary software, Microsoft Media Player or RealPlayer. For those unable to listen to the live broadcast, a replay will be available for 30 days on the Company's website.

    About LHC Group, Inc.

    LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.

    Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group's Form 10K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

    CONTACT: LHC Group, Inc.
             Barry Stewart
             Executive Vice President and Chief Financial Officer
             337-233-1307